EXHIBIT 10.1

EXCLUSIVE DISTRIBUTOR AGREEMENT

THIS EXCLUSIVE DISTRIBUTOR AGREEMENT (“Agreement”) is made as of July 9, 2013 (the “Effective Date”) between California Clean Air Technologies, LLC, a Nevada limited liability company, with offices located at 31936 Theresa Ct., Menifee, California 92584, facsimile no. 1-888-361-331, email address: Michael@californiacleanairtech.com (the “Company”) and   SaaSMAX, Inc., a Nevada corporation, with its principal office at 7770 Regents Road, Suite 113-129, San Diego, CA 92122, facsimile no. 604-687-6650, email address: ado@stockslaw.com (“the Distributor”), who agree as follows:

1.

APPOINTMENT AND TERRITORY.  In consideration of: (i) the issuance of 25,000 common stock shares (as constituted on the date hereof) of the Distributor to the Company (the “Shares”), which Shares shall be delivered to the Company in the form of a duly authorized and executed common stock certificate no later than ten (10) days subsequent to the Effective Date; (ii) the Distributor’s issuance of a promissory note dated as of the Effective Date in the principal amount of Fifty Thousand Dollars ($50,000) (the “Note”), a copy of which Note is attached hereto as Exhibit “A”, and which original, signed Note has been delivered to the Company by the Distributor and shall be paid in full by Distributor as set forth in said Note on or before the Maturity Date (as set forth in the Note); and (iii) for other good and valuable consideration as set forth herein, the Company grants the Distributor the exclusive right to  market, sell and distribute the Company’s propane diesel dual-fuel retrofit system (the “DFRS” or the “Products”) only in the geographic area set out in Exhibit “B” (the “Geographic Territory”). As additional consideration for the grant of the exclusive distributorship hereunder, the Distributor agrees to pay the Company a royalty of $750 per DFRS sold by Distributor (the “Royalties”), which payments shall be made within 30 days of the applicable sale.

2.

DISTRIBUTOR DUTIES AND COVENANTS; INSTALLATION BY THE COMPANY; PRODUCT ORDERS.  The Distributor agrees to (a) use its best efforts to maximize the sale of the Products within the Geographic Territory, including, without limitation, (i) using diligent efforts to promote the sale of Products and the reputation thereof, as well as customer confidence in them and the goodwill of the Products, and (ii) advertising the Products and supplying necessary marketing literature, at its expense and agreeing that said advertisements and marketing literature shall prominently display the trademarks “CCAT” or “California Clean Air Technologies” and shall be subject to prior approval by the Company with respect to content and format, (b) to market the Products on terms and conditions consistent with the sales prices and conditions established by the Company for the United States and in accordance with any and all applicable laws, including without limitation, those of the Geographic Territory, (c) maintain an inventory of Products for sales presentations, training meetings, shows and other marketing purposes, (d) establish, equip and maintain facilities, and hire, train and maintain a trained, qualified sales staff, subject to reasonable prior approval by the Company, for sale of the Products in the Geographic Territory and otherwise for purposes of performing its sales and other obligations under this Agreement, (e) make all records and correspondence with accounts available to the Company, and (f) participate at the Distributor’s cost and expense in customary industry trade shows and other promotional activities as the Company may request from time to time.  In addition, Distributor shall not, directly or indirectly, (i) sell or seek to sell any of the Products to customers located outside the Geographic Territory, or to any party seeking to purchase Products with the intent of reselling them outside of the Geographic Territory, (ii) make any advertisement, have any establishment or maintain any warehouse for sale or distribution of Products outside the Geographic Territory, (iii) sell or seek to sell any of the Products under a brand name, trademark or trade name other than “CCAT” or “California Clean Air Technologies” or otherwise in a manner not expressly permitted under the terms of this Agreement, and/or (iv) engage in any Conflicting Activities (as defined in  Section 6 below).  Distributor shall forward to Company all inquiries that Distributor receives regarding the purchase of Products from interested parties outside of the Geographic Territory. Distributor may not select sub-distributors for the Products within the Geographic Territory unless its selection of said sub-distributors receive the prior written approval of the Company, which approval may not be unreasonably withheld and provided that any such sub-distributor shall agree to abide by the terms and provisions of this Agreement.  All costs and expenses connected with and/or incidental to the distribution of Products in the Geographic Territory and Distributor’s performance under this Agreement shall be borne by Distributor, and Distributor shall not be entitled to reimbursement therefor from Company, except as otherwise agreed in writing by Company in its sole and absolute discretion.  Distributor also acknowledges that Company may change the design of any of the Products at any time, or may discontinue selling any or all of the Products or parts without advance notice to Distributor.  Notwithstanding anything to the contrary contained herein, Distributor shall have no claim against Company for failure to furnish Products or parts of the model, design or type previously sold, or for failure to incorporate modifications in any Products previously purchased by Distributor. Distributor hereby accepts the grant of rights and obligations set forth in this Section 1 and agrees to use its best efforts to sell and promote the Products throughout the Territory. In connection with Distributor’s sale of any Products hereunder, the Company shall have exclusive rights to install the applicable Products (the “Installation Work”), and unless otherwise agreed to in writing by the Company, the Company’s Installation Work will be on a 25% cost plus for travel expense (only) and a install fee ranging from $2,500 to $5,000 depending on size of engine; the parties hereto understand and agree that the material terms and conditions relating to said Installation Work shall be (i) reflected in writing in the purchase agreement signed by the applicable customer or Product purchaser, and (ii) subject to the prior review and consent (in writing or otherwise), by the Company.  The parties hereto understand and agree orders for Products purchased by Distributor from the Company hereunder shall be placed and memorialized through written purchase orders (“POs”), using the standard Company PO form.  No PO shall be binding upon the Company unless signed and returned by the Company.  Distributor also agrees to provide the Company with estimates of its anticipated Product purchases required for the ensuing six (6)-month period, as directed by the Company.  The purchase price for Products purchased by Distributor from the Company hereunder shall be the Product wholesale price, as established in the discretion of the Company and subject to change by the Company at the Company’s sole discretion and without any prior notice to Distributor.

3.

AGREEMENT TERM.  The Term (as defined below) of this Agreement and the exclusive distributorship created hereunder will be for an initial term (“Initial Term”) of five (5) years unless sooner terminated in accordance with the provisions of this Agreement, including without limitation the provisions of Section 7 below.  The Distributor shall have the “right to extend” the Term under the same material terms and conditions for one additional five (5)-year renewal term (a “Renewal Term”, and together with the Initial Term, the “Term”) with prior written notice sent to the Company at least 30 days’ prior to the expiration of the Initial Term, so long as at the time of Distributor’s receipt of said renewal notice and through the commencement date of the Renewal Term, the Distributor shall be in compliance with the Minimum Royalty (as defined below) requirement set forth in Section 7.2 of this Agreement and shall otherwise be in compliance with the terms and conditions of this Agreement.

4.

RELATIONSHIP; DISTRIBUTOR’S COSTS AND TAXES; INSURANCE; PRODUCT WARRANTIES AND LIABILITY.

4.1

In connection with the Distributor’s performance under this Agreement, the Distributor will be an independent contractor of the Company, and will not look to the Company as its employer, or as a partner or agent.  The Distributor may not enter into any agreement or obligation of any kind on behalf of the Company.  As an independent contractor, the Distributor will not be entitled to any employee benefits, and will be responsible for all costs and taxes that it incurs in connection with the performance of its services under this Agreement, and will obtain any licenses and permits that are necessary for conducting its services, including without limitation, any general commercial liability or other reasonable and customary insurance coverages required by Distributor in connection with its performance hereunder (“Distributor’s Insurance Coverage”) and under the same terms and conditions as set forth below with regard to the Company’s Product Liability Policy; provided, however, that notwithstanding the foregoing provisions of this Section 4.1, the parties understand and agree that under no circumstances shall Distributor’s requirement to procure and maintain Distributor’s Insurance Coverage commence prior to the date that Distributor consummates its initial sale of Product to a customer pursuant to this Agreement and the exclusive distributorship granted hereunder.  The Company agrees that during the Term it shall have obtained and shall maintain a product liability insurance policy in the coverage amount of no less than $3,000,000 (the “Product Liability Policy”).  The Product Liability Policy must state that it cannot be cancelled or the coverage amount reduced without giving the Distributor at least thirty (30) days’ prior written notice of such cancellation or change.

4.2

Product Warranties and Liability.  EXCEPT WITH RESPECT TO THE STANDARD MANUFACTURER’S WARRANTY PROVIDED BY THE COMPANY, THE COMPANY MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PRODUCTS, INCLUDING WITHOUT LIMITATION THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES SHALL COMPANY BE LIABLE FOR ANY INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION INCIDENTAL OR CONSEQUENTIAL DAMAGES, AND/OR LOSS OF PROFITS OR GOODWILL, SUFFERED BY DISTRIBUTOR, ANY SUBDISTRIBUTOR OR ANY OTHER THIRD PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT.  COMPANY WILL NOT ACCEPT, OR ASSUME, UNDER ANY CIRCUMSTANCES ANY RESPONSIBILITY FOR REQUESTS BY DISTRIBUTOR FOR PRODUCT RETURNS, EXCEPT IN THE SITUATION OF EPIDEMIC PRODUCT FAILURE.

5.

CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY.

5.1

During the term of this Agreement and at all times thereafter, (a) the Distributor will hold in trust, keep confidential, and not disclose, directly or indirectly, to any third party or make any use of Confidential Information (as defined below) for any purpose, except as required by law or as may be necessary in the performance of the Distributor’s duties and obligations under this Agreement, and (b) all Confidential Information will remain the exclusive property of the Company, and will not be removed from the premises of the Company or its customers, or be duplicated by any means, without the prior written consent of Company.  For purposes of this Agreement, the term “Confidential Information” means any and all information that Distributor may receive from the Company: (i) relating to the technology embodied in the Products, (ii) regarding the business, finances and/or operations of the Company, or (iii) any information marked or labeled “Confidential” or “Proprietary” by the Company prior to its transmittal to, or receipt by, Distributor.  All such information (as referenced above in this Section 5.1) to which the Distributor had access prior to the execution of this Agreement is also included in Confidential Information.

5.2

Upon the termination of this Agreement (regardless of the reason for termination), the Distributor will immediately: (i) return to the Company or destroy all Confidential Information (including copies), and any other material (including handwritten or computer-generated notes), made or derived from Confidential Information, which is in the Distributor’s possession or which the Distributor has delivered to others, and (ii) destroy any Confidential Information stored on magnetic, optical or other medium after providing this Confidential Information to the Company.

5.3

The Distributor agrees that: (i) the Company is the sole and exclusive owner, licensee or distributor, as applicable, of all trademarks, trade names, service marks, service names, logos, patents and other similar proprietary rights to the Products, including, without limitation, the logo and trademark “CCAT” or “California  Clean Air Technologies” (individually and collectively, the “Intellectual Property”), (ii) it will have no right or interest in or claim to any such Intellectual Property, (iii) during the Term and at any time thereafter, Distributor shall not challenge or contest, directly or indirectly, the ownership and/or exclusive rights of the Company with respect to the ownership and use of the Intellectual Property and shall execute such documents and instruments as the Company may request to secure and preserve the Company’s right, title and interest in and to the Intellectual Property, and (iv)  will not use such marks or names, or any words that are confusingly similar, in any manner which might tend to defeat or diminish said Intellectual Property, except with the consent of the Company. Distributor acknowledges that all uses by it of the Intellectual Property, and any goodwill arising there from, shall inure to the benefit of Company, and that only the Company or the Company’s licensor are and shall be entitled to registration of the Intellectual Property in any and all jurisdictions of the world.  Distributor shall take no action detrimental, in Company’s sole judgment, to the goodwill associated with any of the Intellectual Property.

5.4

Distributor shall assist the Company, whenever requested, in protection of the Intellectual Property.  The Company, in its sole discretion, may commence and prosecute any claims or suits for infringement of all or any portion of the Intellectual Property in its own name, in the name of its licensor or designee, or in the name of Distributor, and may join Distributor as a party thereto. Distributor agrees to notify the Company if Distributor learns that any other person, firm, or corporation is using a copyright, trade name, trademark, patent or design which is substantially or confusingly similar to those owned by or used pursuant to the authority of the Company.  Distributor shall not institute any suit or take any action on account of any such infringement without obtaining the Company’s prior written consent.  The Company may elect to retain counsel and prosecute any infringement or to institute legal or other action to prevent or remedy same, but shall not be obligated hereunder to do so.

5.5

Distributor shall have no rights to duplicate, translate, decompile, reverse engineer or adapt the Products without the Company’s prior written consent, nor shall Distributor attempt to develop any products that contain the “look and feel” or function of any of the Products.

6.

NON-SOLICITATION BY THE DISTRIBUTOR; CONFLICTING ACTIVITIES.  As a material inducement for the Company to enter into this Agreement, Distributor covenants that during the Term and for a period of eighteen (18) months immediately following the termination of this Agreement for any reason, whether with or without cause, the Distributor shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or independent contractors to leave their employment or engagements with the Company, or take away such employees or independent contractors, or attempt to solicit, induce, recruit, encourage or take away the Company’s employees or independent contractors, either for the benefit of the Distributor or for any other person or entity.

In addition, as a material inducement for the Company to enter into this Agreement, the Distributor agrees that during the Term of this Agreement, it will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever directly or indirectly, (i) promote, sell or solicit orders for any products which, in the opinion of the Company, are in competition with the Products, or (ii) otherwise engage in business activities that are in competition with the business of the Company (“Conflicting Activities”).  The Distributor also agrees to immediately disclose to the Company in writing all details regarding the occurrence and nature of any Conflicting Activities.  The provisions of this Section 6 will survive the termination of this Agreement and will bind the Distributor, its successors, and its permitted assigns.

7.

TERMINATION.

7.1

This Agreement will become effective as of the Effective Date and upon its execution and delivery by the Distributor and the Company, and will remain in effect for the Term as set forth above in Section 3, unless earlier terminated in accordance with this Agreement.  Notwithstanding the foregoing provisions of this Section 7.1 as well as any other provisions of this Agreement, this Agreement shall terminate on thirty (30) days’ prior written notice, at the option of either party, (i) upon the material breach of the Agreement by the other party, or (ii) if any proceeding in bankruptcy, a reorganization, or the appointment of or trustee or any other proceeding under any law for the relief of debtors shall be instituted with respect to the other party.   The parties understand and agree that for purposes of this Section 7.1 a “material breach of this Agreement” shall include, without limitation, any failure by the Distributor to deliver either the Shares, the cash or Royalty payments to be paid by Distributor to the Company pursuant to the provisions of Section 1, any other failure by Distributor to pay to the Company any amounts owed to the Company pursuant to this Agreement, any material breach by Distributor of its obligations under a PO, the Note or any other exhibit attached hereto and hereby incorporated by reference, or any breach by Distributor of its obligations under Sections 2, 5, 6 or 7.2 of this Agreement.

7.2

The Company shall have the right to terminate this Agreement, on thirty (30) days’ written notice to the Distributor, in the event that the Distributor shall fail, during any one-year period of this Agreement, to pay royalties totaling not less than $22,500 (for the 1st year), $37,500 (for the 2nd year), $60,000 (for the 3rd year), $82,500 (for the 4th year), and $105,000 (for the 5th year) (with respect to each applicable one-year period, the “Minimum Royalty”) to the Company.  Upon the Distributor’s receipt of the applicable written notice relating to any failure to the applicable Minimum Royalty, the Distributor shall then have the option during the applicable 30-day cure period to pay any shortfall so as to avoid operation of this termination provision, even though sale of Products during the applicable one-year period may be insufficient to generate the Minimum Royalty.

7.3

In the event of any termination or expiration of this Agreement, Company shall have the option, exercisable in writing within thirty (30) days following such termination or expiration, to purchase any or all unsold new and unused Products then in the possession or control of Distributor at the purchase price for such unsold Products paid by Distributor to Company.

7.4

Distributor agrees that it shall not claim from Company any compensation of whatever nature or under whatever name on account of goodwill or otherwise when and if this Agreement is terminated by expiration or otherwise.

7.5

The parties understand and agree that in connection with any termination of this Agreement or the expiration of the Term, the exclusive distributorship granted to the Distributor in the Geographic Territory shall immediately terminate.

8.

REPRESENTATIONS OF THE COMPANY.

8.1

The Shares will be acquired by the Company for investment purposes and not with a view to the resale.

8.2

The Company acknowledges that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended, (the “Act”).

8.3

The Company understands that the Shares will be "restricted securities" under the Act and will bear an appropriate restrictive legend.

9.

GENERAL.

9.1

Each party (an “Indemnifying Party”) agrees to indemnify and hold the other party and its Related Parties (as defined below) harmless against any and all losses, damages, liabilities, judgments, settlements, penalties, costs and other expenses (including, without limitation, attorneys’ and accountants’ fees) (such expenses, “Losses”) incurred or suffered by the other party (an “Indemnified Party”) or any of the Indemnified Party’s affiliates, which are based upon or related to any breach by the Indemnifying Party of its obligations, covenants, warranties or representations hereunder, except to the extent that any such Losses have resulted from either (i) the breach by the Indemnified Party of its own obligations, covenants, warranties or representations hereunder, or (ii) any act or omission of the Indemnified Party that constitutes gross negligence or intentional or willful misconduct. For purposes of this Section 9.1, “Related Parties” means any officer, director, shareholder, membership interest owner, employee, partner, agent, assign, successor, parent, subsidiary and affiliate or affiliated entity of an Indemnified Party.

9.2

This Agreement, together with any exhibits or other attachments hereto, contains the entire agreement between the Distributor and the Company concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings, written and oral, between the Distributor and the Company and/or any of its affiliates.  Except as otherwise set forth herein, no amendment, change or modification of this Agreement will be binding unless in writing and signed by the Distributor and the Company.  The Distributor may not assign any of its rights or obligations under this Agreement, including, without limitation, in connection with a change in control of Distributor.  This Agreement is assignable by the Company.  Subject to the foregoing restrictions on assignment, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.   In the event of any conflict between the terms and provisions of this Agreement and those of any attachment hereto, the terms and provisions of this Agreement shall control and be determinative.

9.3

In the event that any of the provisions of this Agreement are held to be unenforceable for any reason, the remaining portions of this Agreement will remain in full force and effect.  Neither the Distributor nor the Company will be deemed to waive any of their rights or remedies under this Agreement unless such waiver is in writing and signed by the party to be bound.  The non-enforcement of any provision of this Agreement will not act as a waiver of any further non-enforcement of this Agreement.  The language used in this Agreement will be deemed to be the language chosen by the Distributor and the Company to express our mutual intent, and no rule of strict construction will be applied against either party.

9.4

Notices given under this Agreement must be in writing and sent via email, facsimile, overnight courier, hand delivered, or mailed by certified or registered mail, to the party at its mailing address, email address or facsimile number set forth at the beginning of this Agreement, or to the mailing address, email address or facsimile number provided to the other party in writing from time to time in accordance with this Section 9.4. Either party may change its address by giving notice of such change to the other party.  If notice is made by personal delivery, courier or mail, notice will be deemed made upon delivery.  If notice is made by e-mail or facsimile, notice will be deemed made upon transmission of the e-mail or facsimile.

9.5

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard for conflict of laws principles.  Any controversy or claim between the parties arising out of or related to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The parties further agree that the locale of such arbitration shall be Clark County, Nevada, and that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In the event of litigation or arbitration concerning the Agreement, reasonable attorney fees and costs shall be awarded to the prevailing party. Notwithstanding the foregoing, nothing in this Section 9.5 shall in any way limit the right of a party to seek injunctive or other equitable relief as set forth below.  Each of the parties acknowledge that the restrictions and covenants set forth in Sections 2, 5 and 6 above are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation by the Distributor of any provisions of Sections 2, 5 and 6 will result in irreparable injury to the Company.  The parties also acknowledge that the remedy at law for any violation of these restrictions and/or covenants will be inadequate, that with respect to each and every violation or threatened violation of Sections 2, 5 or 6 above the Company shall be entitled to seek temporary and permanent injunctive relief, without the necessity of proving actual damages, that the Company shall be entitled to seek an equitable accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative of and in addition to any other rights or remedies to which the Company may be entitled, and that in the event of any such violation or threatened violation the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy.  Each party represents and warrants that he or it has the right to enter into and deliver this Agreement and to grant the rights and undertake the duties provided for in this Agreement.  This Agreement and the respective rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties only after the Agreement has been fully executed and delivered by an authorized representative of the respective parties.

9.6

The Distributor and the Company acknowledge having fully read and understand this Agreement, and have been encouraged to have legal counsel advise them in connection with the execution of this Agreement.  Each of the Distributor and the Company understands and agrees that it either has had its legal counsel review this Agreement or expressly and knowingly waives its right to have such legal counsel review this Agreement.  The subject headings of the Sections or paragraphs of this Agreement are included for purposes of convenience and reference only and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.  Capitalized terms in the exhibits and other attachments to this Agreement shall have the meanings given to them in this Agreement, unless such terms are otherwise expressly defined in such exhibits or other attachments.

9.7

This Agreement may be executed in a number of counterparts, and all executed counterparts together will constitute one and the same agreement.  Any such execution may be of a facsimile copy hereof, and any signature transmitted to another party by facsimile will be valid and binding.

9.8

Termination of this Agreement for any reason, or the expiration of the Term hereof, shall not affect any of the rights or obligations of either party which exist as of the date of termination or expiration (including, without limitation, the rights and obligations contained in Sections 5, 6, 7.2, 7.3 and 9), and which rights and obligations shall survive such termination or expiration.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

“Company”

California Clean Air Technologies, LLC, a Nevada limited liability company

By: /s/ Michael L. Avery

Name: Michael L. Avery

Position: CEO

“Distributor”

SaaSMax Inc., a Nevada corporation

By: /s/ Dina M. Moskowitz

Name: Dina M. Moskowitz

Position: Chief Executive Officer

EXHIBIT “A” —  COPY OF NOTE

[see attached]

EXHIBIT “B” — GEOGRAPHIC TERRITORY

The country of Canada (but with only non-exclusive rights for the territories of British Columbia, Alberta and Saskatchewan)